                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          JEFFERSON-PILOT CORPORATION
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

     John D. Hopkins, Senior Vice President, General Counsel and Secretary
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

MEETING DATE:   MAY 2, 1994

- --------------------------------------------------------------------------------
                                                              [ ---- LOGO ---- ]

[ ---- LOGO ---- ]

                                              MARCH    , 1994

DEAR SHAREHOLDER:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Corporation's offices in Greensboro, North Carolina on Monday, May 2, 1994, at 10:00 A.M., Eastern Daylight Time. The meeting is for the purpose of
(i) electing five persons as Class II directors with terms continuing until the Annual Meeting of Shareholders in 1997, one person as a Class I director with a term continuing until the Annual Meeting of Shareholders in 1996, and one person as a Class III director with a term continuing until the Annual Meeting of Shareholders in 1995, (ii) approving amendments to the Articles of Incorporation and By-laws of the Corporation reducing the size of the Board of Directors of the Corporation from 20 to a range of 11 to 15 in accordance with corporate governance principles ratified at the 1993 Annual Meeting of Shareholders by the affirmative vote of 94% of votes cast at the 1993 Annual Meeting, and (iii) conducting any other business that may be brought before the meeting.

Detailed information relating to the Corporation's activities and operating performance during 1993 is contained in the Corporation's Annual Report to Shareholders furnished to you herewith.

BECAUSE THE PROPOSAL TO REDUCE THE SIZE OF THE CORPORATION'S BOARD OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 80% OF THE OUTSTANDING SHARES OF THE CORPORATION'S COMMON STOCK, IT IS PARTICULARLY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

On behalf of the Board of Directors, thank you for your continued support.

                                             Sincerely,

                                             /s/ DAVID A. STONECIPHER
                                             -------------------------
                                             David A. Stonecipher
                                             President and CEO
                                             Jefferson-Pilot Corporation

                          JEFFERSON-PILOT CORPORATION
                            100 North Greene Street
                        Greensboro, North Carolina 27401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, MAY 2, 1994

Notice is Hereby Given that the Annual Meeting of Shareholders of
Jefferson-Pilot Corporation (the "Meeting") will be held at the Jefferson-Pilot Building (4th Floor), 100 North Greene Street, Greensboro, North Carolina, at 10:00 o'clock A.M., Eastern Daylight Time, on Monday, May 2, 1994, for the purpose of:

     (1) electing five persons as Class II directors with terms continuing until the Annual Meeting of Shareholders in 1997 and until their successors are duly elected and qualified;

     (2) electing one person as a Class I director with a term continuing until the Annual Meeting of Shareholders in 1996 and until his successor is duly elected and qualified;

     (3) electing one person as a Class III director with a term continuing until the Annual Meeting of Shareholders in 1995 and until his successor is duly elected and qualified;

     (4) approving amendments to the Articles of Incorporation and By-laws of the Corporation providing that the business and affairs of the Corporation are to be managed under the direction of a Board of Directors consisting of no less than eleven and no more than fifteen directors, with the exact number of directors to be established from time to time by the Board of Directors; and

     (5) transacting any other business as may be properly brought before the Meeting or any adjournment thereof.

Holders of common stock of the Corporation at the close of business on March 7, 1994 will be entitled to vote at the Meeting or any adjournment thereof.

Whether or not you expect to attend the Meeting, please date, sign and return promptly the enclosed proxy card in order to ensure that your shares are voted. A shareholder giving a proxy may revoke it at any time before it is exercised, and any shareholder who attends in person may vote in person at the Meeting, if he or she wishes to do so, even though he or she has sent in a proxy.

Senior Vice President,
General Counsel and Secretary


/s/ JOHN D. HOPKINS
- ---------------------
    John D. Hopkins

Greensboro, North Carolina
March   , 1994

                          JEFFERSON-PILOT CORPORATION
                            100 North Greene Street
                        Greensboro, North Carolina 27401

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS MAY 2, 1994

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of Jefferson-Pilot Corporation (the "Corporation") in connection with the Annual Meeting of Shareholders to be held on May 2, 1994 (the "Meeting"). At the Meeting, the shareholders will be asked to elect five Class II directors for a term of three years, one Class I director to serve the two years remaining in the original three-year term of a Class I director, and one Class III director to serve the one year remaining in the original three-year term of a Class III director. The shareholders will also be asked to approve amendments to the Articles of Incorporation and By-laws of the Corporation reducing the size of the Board of Directors from 20 to a range of 11 to 15 in accordance with corporate governance principles ratified at the 1993 Annual Meeting of Shareholders by the affirmative vote of 94% of votes cast at the 1993 Annual Meeting. This proxy statement and the enclosed proxy are being first
mailed to shareholders on March   , 1994.

The enclosed proxy, if executed, will be revocable by a shareholder at any time before its use by giving written notice of revocation to the Secretary of the Corporation, by submitting a properly executed, subsequently-dated proxy to the Corporation, by the shareholder requesting the return of the proxy or by the shareholder voting in person at the Meeting. If the enclosed proxy card is executed, returned to the Corporation and unrevoked, it will be voted at the Meeting and any adjournment thereof. Where the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with such specification(s). Unless otherwise so instructed, properly executed proxies which are returned in a timely manner will be voted for the five nominees for Class II director, the one nominee for Class I director and the one nominee for Class III director recommended by the Board of Directors, and in favor of the amendments to the Articles of Incorporation and By-laws referred to above.

Only the holders of record of the common stock, par value $1.25 per share, of the Corporation (the "Common Stock"), the Corporation's only class of voting securities outstanding, on the books of the Corporation at the close of business on March 7, 1994, will be entitled to vote at the Meeting or any adjournment thereof. As of the close of business on such date, the number of shares of Common Stock outstanding and entitled to vote was 48,809,763. The record holders of Common Stock are entitled to one vote per share. A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business.

PROPOSAL I --ELECTION OF DIRECTORS

The Corporation's Articles of Incorporation and By-Laws provide that the Board of Directors be divided into three classes, such classes to be as nearly equal in number as possible, and that each year the shareholders elect the members of one of the three classes to three-year terms of office. The number of directors is currently fixed by the Corporation's Articles of Incorporation and By-Laws at 20, divided into three classes. As a result of retirements and the death of one director, there are 16 directors currently in office, with Classes I and III each having five members and Class II having six members. In anticipation that shareholders will approve the proposal described herein to reduce the size of the Board of Directors, which is in accordance with corporate governance principles ratified at the 1993 Annual Meeting of Shareholders by the affirmative vote of 94% of votes cast at the 1993 Annual Meeting, the Board of Directors has nominated five directors for election as Class II directors and presently intends not to fill the four vacancies currently existing on the Board of Directors. See "Proposal II -- Approval of Amendment to Articles of Incorporation and By-laws."

The term of office of the Class II directors expires at the Meeting; the term of office of the Class I directors expires at the 1996 Annual Meeting of Shareholders; and the term of office of the Class III directors expires at the 1995 Annual Meeting of Shareholders, or in any case at such time as their respective successors are duly elected and qualified. As of the date of this Proxy Statement, the directors of the Corporation and the classes in which they serve are as follows:

- ------------------------------------------------------------------------------------------------------
CLASS I                             CLASS II                            CLASS III
(TERM EXPIRING                      (TERM EXPIRING                      (TERM EXPIRING
IN 1996)                            IN 1994)                            IN 1995)
Thomas M. Belk                      Edwin B. Borden                     William H. Cunningham
William E. Blackwell                E. S. Melvin                        Robert G. Greer
C. Randolph Ferguson                Donald S. Russell, Jr.              Hugh L. McColl, Jr.
A. Linwood Holton, Jr.              Robert H. Spilman                   Charles W. McCoy
William P. Payne                    Louis C. Stephens, Jr.              Martha A. Walls
                                    David A. Stonecipher
- ------------------------------------------------------------------------------------------------------

The Board of Directors has nominated the incumbent Class II directors (other than Robert H. Spilman and Louis C. Stephens, Jr.), together with William H. Cunningham, who is currently a Class III director, for election as Class II directors at the Meeting to serve until the 1997 Annual Meeting of Shareholders (or until such time as their respective successors are duly elected and qualified). The Board of Directors has nominated Mr. Spilman, who is currently a Class II director, to serve as a Class I director and A. Linwood Holton, Jr., who is currently a Class I director, to serve as a Class III director. If elected, they would serve until the Annual Meeting of Shareholders in 1996 and 1995, respectively (or until such time as their respective successors are duly elected and qualified). The Board of Directors has recommended the realignment of Mr. Spilman from Class II to Class I, Mr. Holton from Class I to Class III and Mr. Cunningham from Class III to Class II so that the Corporation may receive from Mr. Holton the maximum possible length of service that is consistent with the corporate governance principles of the Corporation and so that each class of directors will have five members. Mr. Stephens is not standing for re-election as a director. Accordingly, if the enclosed proxy card is duly executed and received in time for the Meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election as Class II directors of Messrs. Borden, Cunningham, Melvin, Russell and Stonecipher and in favor of the election as Class I and III directors of Mr. Spilman and Mr. Holton, respectively. If any nominee should be unwilling or unable to serve, which is not now anticipated, the proxy may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

Pursuant to Section 55-7-28(a) of the North Carolina Business Corporation Act (the "NCBCA"), (i) the five candidates receiving the highest number of votes as Class II directors will be elected as Class II directors of the Corporation,
(ii) the candidate receiving the highest number of votes as a Class I director will be elected as a Class I director, and (iii) the candidate receiving the highest number of votes as a Class III director will be elected as a Class III director. Shareholders may not cumulate their votes. Votes will be counted by employees of Georgeson & Company Inc. ("Georgeson"), who will be appointed to serve as Inspectors of Election at the Meeting.

If the nominees of the Board of Directors are elected at the Meeting, the directors of the Corporation and the classes in which they will serve will be as follows:


- ------------------------------------------------------------------------------------------------------
CLASS I                             CLASS II                            CLASS III
(TERM EXPIRING                      (TERM EXPIRING                      (TERM EXPIRING
IN 1996)                            IN 1997)                            IN 1995)
Thomas M. Belk                      Edwin B. Borden                     Robert G. Greer
William E. Blackwell                William H. Cunningham               A. Linwood Holton, Jr.
C. Randolph Ferguson                E. S. Melvin                        Hugh L. McColl, Jr.
Robert H. Spilman                   Donald S. Russell, Jr.              Charles W. McCoy
William P. Payne                    David A. Stonecipher                Martha A. Walls
- ------------------------------------------------------------------------------------------------------

Listed below are the names and other information pertaining to the Board's nominees and other directors whose terms of office will continue after the Meeting.

       NAME, AGE              PRINCIPAL OCCUPATION DURING LAST          SHARES OF COMMON
       AND YEAR             FIVE YEARS AND OFFICES OR POSITIONS,       STOCK BENEFICIALLY
     FIRST BECAME            IF ANY, HELD WITH THE CORPORATION               OWNED
      A DIRECTOR                (IN ADDITION TO DIRECTOR)(A)         ON MARCH 7, 1994(B)(C)
- -------------------------------------------------------------------------------------------
Thomas M. Belk           President, Belk Stores Services, Inc.,                3,310
age 69                   Charlotte, NC and President of numerous
Director since 1989      department stores in the Southeast and
                         Southwest operating under the Belk name

William E. Blackwell     President, Jefferson-Pilot Communications            48,436
age 61                   Company since July, 1991; Executive Vice
Director since 1985      President of the Corporation(d)

Edwin B. Borden          President and Chief Executive Officer, The           11,000
age 59                   Borden Manufacturing Co. (Textiles),
Director since 1991      Goldsboro, NC

William H. Cunningham*   Chancellor, The University of Texas                   2,996
age 50                   System, Austin, TX since September, 1992;
Director since 1986      prior thereto, President, The University
                         of Texas at Austin, Austin, TX

C. Randolph Ferguson     Senior Vice President of the Corporation             32,101
age 48                   since May, 1989 and prior thereto, Vice
Director since 1989      President-Planning & Internal Auditing;
                         Executive Vice President-Group, Jefferson-
                         Pilot Life Insurance Company since August,
                         1988(d)

Robert G. Greer*         Chairman of the Board, Tanglewood Bank,               3,600
age 59                   Houston, TX
Director since 1975

A. Linwood Holton, Jr.   President, Center for Innovative                      2,797
age 70                   Technology, Herndon, VA, since December,
Director since 1985      1988; former Governor of Virginia

       NAME, AGE              PRINCIPAL OCCUPATION DURING LAST          SHARES OF COMMON
       AND YEAR             FIVE YEARS AND OFFICES OR POSITIONS,       STOCK BENEFICIALLY
     FIRST BECAME            IF ANY, HELD WITH THE CORPORATION               OWNED
      A DIRECTOR                (IN ADDITION TO DIRECTOR)(A)         ON MARCH 7, 1994(B)(C)
- -------------------------------------------------------------------------------------------
Hugh L. McColl, Jr.      Chairman and Chief Executive Officer,                 2,250(e)
age 58                   NationsBank Corporation, Charlotte, NC
Director since 1993      since November, 1993; Chairman, President
                         and Chief Executive Officer from December,
                         1992 to October, 1993 and prior to
                         December, 1991; President and Chief
                         Executive Officer from December, 1991 to
                         December, 1992; also serves as Chief
                         Executive Officer of each of that
                         company's subsidiary banks

Charles W. McCoy*        Retired December, 1989; prior thereto,               18,560
age 74                   Chairman of the Board, President and CEO,
Director since 1970      Premier Bancorp, Inc. (formerly Louisiana
                         Bancshares, Inc.), Baton Rouge, LA

E. S. Melvin             Senior Vice President, Central Carolina               7,325
age 60                   Bank & Trust Company since June, 1993;
Director since 1988      prior thereto, Chairman of the Board and
                         Chief Executive Officer, 1st Home Federal
                         Savings and Loan Association of the
                         Carolinas, F.A., Greensboro, NC

William Porter Payne     President and Chief Executive Officer,                2,784(e)
age 46                   Atlanta Committee for the Olympic Games,
Director since 1993      Atlanta, GA since January, 1991; prior
                         thereto, President and Chief Executive
                         Officer, Georgia Amateur Athletics
                         Foundation, d/b/a Atlanta Organizing
                         Committee, Atlanta, GA

Donald S. Russell, Jr.   Attorney in sole practice in Columbia, SC            79,875
age 54
Director since 1977

Robert H. Spilman*       Chairman of the Board of the Corporation             11,022
age 66                   since March, 1993; Chairman of the Board
Director since 1984      and Chief Executive Officer, Bassett
                         Furniture Industries, Inc. (Furniture
                         Manufacturer), Bassett, VA; prior to
                         November, 1989 also served as President of
                         that company

       NAME, AGE              PRINCIPAL OCCUPATION DURING LAST          SHARES OF COMMON
       AND YEAR             FIVE YEARS AND OFFICES OR POSITIONS,       STOCK BENEFICIALLY
     FIRST BECAME            IF ANY, HELD WITH THE CORPORATION               OWNED
      A DIRECTOR                (IN ADDITION TO DIRECTOR)(A)         ON MARCH 7, 1994(B)(C)
- -------------------------------------------------------------------------------------------
David A. Stonecipher*    President and CEO of the Corporation since           95,020
age 52                   March, 1993 and President-Elect and CEO-
Director since 1993      Elect from September 8, 1992 to February
                         28, 1993; President and CEO since March 1,
                         1993, Jefferson-Pilot Life Insurance
                         Company(d); President, GeorgiaUS (holding
                         company), Atlanta, GA, from February, 1991
                         to August, 1992 and Executive Vice
                         President from April, 1989 to February,
                         1991; also served as President and CEO of
                         that company's subsidiaries, Life
                         Insurance Company of Georgia and Southland
                         Life Insurance Company, from July, 1991 to
                         August, 1992 and as President and Chief
                         Operating Officer of the former from May,
                         1989 to July, 1991 (and prior thereto was
                         Executive Vice President) and as President
                         of the latter from January, 1990 to July,
                         1991 (and prior thereto was Executive Vice
                         President)

Martha A. Walls          President, Southern Newspapers, Inc.,                 8,933
age 66                   Houston, TX
Director since 1990

26 directors and executive officers as a group (including Louis C.           467,691
Stephens, Jr., who is retiring as a director when his term expires at the Meeting and who beneficially owns 3,402 shares of Common
Stock)

- ---------------
 *  Member of the Corporation's Executive Committee.

(a) In addition to the directorships shown in the table, Mr. Belk is a director of NationsBank Corporation and Ruddick Corporation; Mr. Borden is a director of Carolina Power & Light Company, Triangle Bancorp and Ruddick Corporation; Mr. Cunningham is a director of La Quinta Motor Inns, Inc., Transamerica Capital Growth Fund, Transamerica Bond Fund, Transamerica Investment Trust, Transamerica Investment Portfolios, Transamerica Special Series, Inc., Transamerica Current Interest, Inc., Transamerica California Tax-Free Income Fund, Transamerica Cash Reserve, Inc., Transamerica Tax-Free Bond Fund and Freeport-McMoRan Inc.; Mr. Holton is a director of Westmoreland Coal Company; Mr. McColl is a director of Sonoco Products Company, CSX Corporation and Ruddick Corporation; Mr. Russell is a director of Piedmont Natural Gas Company; and Mr. Spilman is a director of NationsBank Corporation, Trinova Corporation and The Pittston Co.
(b) The number of shares owned for each of Messrs. Blackwell, Ferguson and Stonecipher and all executive officers and directors as a group assumes that options held by each of them covering shares of Common Stock in the amounts indicated, which are exercisable within 60 days of March 7, 1994, have been exercised: Mr. Blackwell -- 8,750; Mr. Ferguson -- 1,198; Mr.
Stonecipher -- 75,000; all executive officers and directors as a group -- 195,221. The number of shares owned by the directors and executive officers as a group represented less than 1% of the 48,809,763 shares outstanding at March 7, 1994.
(c) The directors have sole voting and investment power with respect to the shares shown, except as follows: Mr. Belk: 135 shares are held by Mr. Belk's wife; Mr. Melvin: 150 shares are held by each of two sons; Mr. Russell: 74,250 shares are held of record by his father under an arrangement under which Mr. Russell has sole voting power; Mr. Spilman: 700 shares are held by Mr. Spilman's wife; Mr. Stonecipher: 2,000 shares are held by Mr. Stonecipher's wife; and Ms.
Walls: 5,394 shares are owned jointly with her husband and 1,271 shares are held by a corporation of which she is an officer, director and principal shareholder. Except as specifically indicated, the directors named in this note (c) have no authority to vote the shares described in this note (c).
(d) Jefferson-Pilot Communications Company and Jefferson-Pilot Life Insurance Company are wholly-owned subsidiaries of the Corporation.
(e) Included in the shares reported are 750 shares reserved for Mr. McColl and 1,500 shares for Mr. Payne as a non-employee director stock grant under the Corporation's Stock Option Plan. In the case of Mr. McColl, such shares are scheduled to vest on February 8, 1995. In the case of Mr. Payne, 750 of such shares are scheduled to vest on May 3, 1994 and the remainder are scheduled to vest on May 3, 1995. Upon the death, disability or retirement of Mr. McColl or Mr. Payne, any of his shares which have not theretofore vested will become vested. If Mr. McColl or Mr. Payne otherwise leaves the Board of Directors prior to becoming vested in a portion of the grant, he shall forfeit all rights with regard to his non-vested shares. Messrs. McColl and Payne are entitled to all dividends declared on such shares and to exercise any voting rights prior to becoming vested in such shares or forfeiting the right to such shares.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") reports of ownership and changes in ownership of the Common Stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that, during the 1993 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one report covering one transaction was filed late by Martha A. Walls. In addition, eight transactions during 1990 and 1991 involving changes in the beneficial ownership by Charles E. Hayworth, a former director of the Corporation, of an aggregate of 94 shares of Common Stock were not reported until February 15, 1994.

The Board of Directors met five times during the year and no incumbent director attended fewer than 75% of the aggregate of all meetings held by the Board and committees on which he or she served during the period for which he or she has been a director.

COMMITTEES OF THE BOARD

The Board of Directors has standing Audit, Compensation, Nominating and Conflict of Interests Committees, among others. The following information relates to those committees.

AUDIT COMMITTEE

The Audit Committee, which met two times in 1993, is currently composed of Donald S. Russell, Jr., Chairman, Thomas M. Belk, Edwin B. Borden, A. Linwood Holton, Jr., E. S. Melvin and Martha A. Walls. In accordance with the rules of the NYSE, no member of the Audit Committee is an officer or employee of the Corporation or any of its subsidiaries. The duties of the Audit Committee include recommendation of the independent accountants to be appointed by the Board; approval of the scope of the accountants' examination and other services; review of the financial statements, including auditors' opinions and management letters, and reporting to the Board the Committee's recommendation with respect thereto; review of financial and/or fiscal policies and policy decisions; determination of the duties and responsibilities of the officer with auditing responsibility; approval of the scope of such officer's work and review of the results thereof; approval of such officer's staffing requirements and budget; and, through review of the results of internal and external audits, monitoring of internal programs to ensure compliance with laws, regulations, and the Corporation's responsibilities for financial reporting to the public.

COMPENSATION COMMITTEE

The Compensation Committee, which met three times in 1993, is currently composed of Charles W. McCoy, Chairman, Thomas M. Belk, Hugh L. McColl, Jr., E. S. Melvin, and Robert H. Spilman. No members of the Compensation Committee are employees of the Corporation or any of its subsidiaries. The duties of the

Compensation Committee include recommendation for Board action with respect to salaries to be paid to senior executive officers; approval of or delegation to the President or a Vice President of the authority to approve the salaries of all other officers; approval of a plan or plans of position evaluation and salary administration under which compensation of employees is fixed; review of the qualified employee benefit plans maintained by the Corporation; review of all recommendations for changes in any plan which must be approved by the Board; and administering officer incentive plans and determining the awards thereunder.

NOMINATING COMMITTEE

The Nominating Committee, which met two times in 1993, is currently composed of David A. Stonecipher, Chairman, William H. Cunningham, Robert G. Greer, Charles
W. McCoy and Robert H. Spilman. The duties of the Nominating Committee include recommendation to the Board with respect to nominees for election as directors at the annual meeting or any special meeting of shareholders or to fill vacancies on the Board, and recommendation to the Board with respect to the composition of all Committees of the Board other than the Executive and Nominating Committees. In selecting nominees for the Board of Directors, the Nominating Committee shall consider nominees recommended in writing by shareholders to the same extent as nominees recommended by management. Shareholders may make recommendations to the Nominating Committee by letter addressed to any member of the Nominating Committee or to the Nominating Committee, P.O. Box 21008, Greensboro, NC 27420. The Nominating Committee will not be able to consider recommendations received less than 120 days prior to the date of the meeting at which directors are to be elected.

CONFLICT OF INTERESTS COMMITTEE

The Conflict of Interests Committee, which met one time in 1993, is currently composed of Martha A. Walls, Chairman, Edwin B. Borden, William H. Cunningham, William Porter Payne and Donald S. Russell, Jr. No members of the Conflict of Interests Committee are employees of the Corporation or any of its subsidiaries. The duties of the Conflict of Interests Committee include investigation of any complaints concerning a possible conflict of interests involving directors or officers of the Corporation, recommendation to the Board of Directors of action to be taken to remove any such conflict of interests and recommendation to the Board of Directors of policies or procedures designed to avoid such conflicts of interests.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PRINCIPLES OF THE EXECUTIVE PAY PROGRAM

COMPENSATION PRINCIPLES

The foundation of the executive compensation program is based on guiding principles designed to align compensation with the Corporation's mission, business strategy, and values. Building on this foundation, the executive compensation program is designed to retain and motivate the executive talent needed to maximize the Corporation's return to shareholders by:

     - providing base compensation levels that are competitive with that provided in the various markets in which the Corporation competes for executive talent;

     - rewarding executives for the achievement of specific corporate and unit earnings goals, as well as market-related goals necessary to build value over the long-term; and

     - creating earned share ownership opportunities so that the long-term maximization of shareholder value truly links executive and shareholder interests.

In the executive compensation program's implementation, the Compensation Committee considers each of these principles, which are described in greater detail below.

COMPETITIVE COMPENSATION LEVELS

Total compensation (base salary and incentive) targets for expected levels of performance are developed for executive officers. Published survey materials, proxy statement analyses, and counsel with consultants form the basis for establishing targeted compensation levels, including the incentive compensation described below. Companies listed as the "Similarly Diversified Companies" in the Performance Graph are included in the compensation survey data, as are other companies. The Corporation uses broad financial services and insurance industry surveys to determine competitive data since executives may be recruited from or attracted to companies other than those included in the "Similarly Diversified Companies." In general, total compensation is targeted at the second quartile (i.e., the 50 to 75 percent range) of the relevant marketplace for each executive's area of responsibility (e.g., life, property & casualty, broadcasting, etc.). Actual compensation of the individuals named in the Summary Compensation Table for 1993, including Mr. Stonecipher, fell within the second quartile of the relevant marketplace.

INCENTIVE AND REWARD

Achieving both the short-and long-term goals described below is necessary for executives to earn competitive total compensation. Depending on position, between 25 and 50 percent of each executive's total targeted compensation is based upon performance. Performance-related elements include annual bonus, long-term incentive compensation plan ("Long-Term Plan") payments and stock options.

An annual incentive compensation plan is keyed to competitive annual incentive norms and is based on the achievement of short-term goals consisting of earnings per share ("EPS") and operating income targets set for the Corporation and each line of business. Additional short-term goals such as market share, premium growth, and new business issued may also affect incentive awards. The short-term goals for executives are developed based on the Corporation's annual budgets and operating plans. Under the annual incentive plan, the weights accorded to the short-term goals vary depending on the participant in the Plan. The actual performance of the Corporation and of the individuals named in the Summary Compensation Table in 1993 resulted in bonuses varying from 30% to 43% of base salary.

Long-term incentives come in two forms: the Long-Term Plan, which is a three-year plan based on cumulative growth of EPS, and stock options. The Long-Term Plan is set forth in the Long-Term Incentive Plan Table. Participants in the Long-Term Plan are eligible for an annual payment, commencing in 1995, contingent upon the Corporation's achieving specified levels of compound growth rate ("CGR") in the Corporation's earnings per share during the preceding three years (or, in the case of the phase-in period ending December 31, 1994, the preceding two years). Pay-outs are expressed as a percentage (which varies according to the participant and the level of CGR achieved) of each participant's salary during the last year of the relevant period, and are established in combination with the expected value of stock option grants such that competitive and performance-related long-term incentive opportunities are available. The target amount will be payable if the targeted CGR is achieved. The threshold amount will be payable if 50% of the targeted CGR is achieved. The maximum amount will be payable if 150% or more of the targeted CGR is achieved. No amounts will be payable under the Long-Term Plan if the CGR during the relevant period is less than 50% of the targeted CGR. Pay-outs for Mr. Stonecipher are based on a percentage that is 33% greater than the percentage for other current participants in the Long-Term Plan due to differences in competitive practice for the Chief Executive Officer position versus that of other executive officers. All stock options awarded in 1993, including those awarded to the individuals named in the Summary Compensation Table, were granted pursuant to employment agreements. The employment agreements provide for grants of options in amounts that, when combined with long-term incentives under the three-year plan, provide total long-term incentive compensation that is competitive with other large insurance companies, based on data from an industry survey. Actual gains from stock option grants are dependent upon stock price increases from the time of grant. The Compensation Committee does not consider levels of share ownership or past option grants in making current stock option awards as it desires to continually reinforce the goal of stock price improvement.

In addition to the employment agreements with Messrs. Stonecipher, Mlekush and Hopkins described below under "Employment Contracts", the Corporation has employment agreements with two other executive officers not included in the Summary Compensation Table. All such agreements provide for a specified minimum base salary, an annual bonus contingent upon performance (including a specified minimum bonus for 1993 only equal to 30% of base salary in the case of Messrs. Stonecipher, Mlekush and Hopkins and a specified minimum bonus for 1994 only in the case of the two officers not included in the table), awards of stock options and, except for the agreement with Mr. Hopkins, participation by the employee in the Long-Term Plan.

EQUITY OWNERSHIP

Sustained and increasing ownership by executives of the Corporation's stock is expected upon shares being earned through performance. Half of the value earned under the Long-Term Plan is delivered in shares. The direct link between shareholders and executives is strengthened by using stock options as an important incentive vehicle. Expectations are established regarding the continued ownership by executives during their employment of shares acquired upon exercise of options.

CHIEF EXECUTIVE OFFICERS' COMPENSATION

Mr. Stonecipher's salary for 1993 was specified pursuant to his employment agreement with the Corporation, which was negotiated on an arms-length basis and entered into on August 11, 1992. Under his employment agreement, which is described below under "Employment Contracts," Mr. Stonecipher's bonus for 1993 was determined in accordance with a formula based on growth in the Corporation's EPS over the prior year. The Corporation's EPS in 1993 (before the initial application of FAS 106) increased 9.3% compared with 1992. In addition, pursuant to his employment agreement, Mr. Stonecipher is eligible to participate in the Long-Term Plan, which is set forth in the Long-Term Incentive Plan Table, and in 1993 received the grant of stock options set forth in the Option Grants During 1993 Table.

The compensation received in 1993 by W. Roger Soles, who retired as Chairman and President of the Corporation on March 1, 1993, was paid on the same terms as provided in the 1987 Employment Contract (as defined below under "Employment Contracts"). Mr. Soles' 1993 compensation is set forth in columns (c), (e) and
(i) of the Summary Compensation Table. Mr. Soles did not receive any bonus for 1993.

The Corporation has not awarded any compensation that is non-deductible under
Section 162(m) of the Internal Revenue Code. In the event that the Compensation Committee considers awarding compensation in the future which would not be deductible under Section 162(m), the Committee will consider what actions, if any, should be taken to seek to make such compensation deductible.

                             COMPENSATION COMMITTEE

                                Charles W. McCoy, Chairman
                                Thomas M. Belk
                                Hugh L. McColl, Jr.
                                E. S. Melvin
                                Robert H. Spilman

                             *  *  *  *  *  *  *  *

The following table summarizes all compensation awarded to, earned by, or paid to the named individuals for services rendered to the Corporation or its subsidiaries during the years ended December 31, 1991-1993. These individuals, each of whom (other than Messrs. Soles and Fee) was serving as an executive officer of the Corporation as of December 31, 1993, include the Corporation's chief executive officers during 1993, the four most highly compensated executive officers as of December 31, 1993 (other than such chief executive officers) and one officer, Mr. Fee, who would have been among the four most highly compensated executive officers as of that date, if still employed by the Corporation. Mr. Soles retired on March 1, 1993 and Mr. Fee retired on December 1, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                                                          ------------
                                                          ANNUAL COMPENSATION                AWARDS
                                                 --------------------------------------   ------------
                                                                              OTHER        SECURITIES        ALL
                                                                              ANNUAL       UNDERLYING       OTHER
                                                                           COMPENSATION     OPTIONS      COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)(1)      ($)(2)         (#)(3)         ($)(4)
                  (A)                     (B)      (C)           (D)            (E)            (G)            (I)
- ---------------------------------------------------------------------------------------------------------------------
David A. Stonecipher/President and Chief  1993    750,000       235,500            --        25,000              --
Executive Officer of the Corporation and  1992    242,308            --       221,790        25,000              --
President and Chief Executive Officer of
Jefferson-Pilot Life Insurance
Company(5)

W. Roger Soles/Chairman and President of  1993    251,440            --        37,509            --         280,906
the Corporation and Chairman, President   1992  1,074,443       621,456            --            --              --
and Chief Executive Officer of            1991    968,000       2,737,050          --            --              --
Jefferson-Pilot Life Insurance Company

Kenneth C. Mlekush/Senior Vice President  1993    325,000       122,900       36,508         15,000              --
of the Corporation and Executive Vice     1992         --            --      125,000             --              --
President - Individual of
Jefferson-Pilot Life Insurance
Company(5)

C. Randolph Ferguson/Senior Vice          1993    240,000        80,160           --             --              --
President of the Corporation and          1992    223,269       103,200           --             --              --
Executive Vice President-Group of         1991    190,000        63,684           --             --              --
Jefferson-Pilot Life Insurance Company

William E. Blackwell/Executive Vice       1993    305,000       132,370           --             --              --
President of the Corporation and          1992    261,192       133,875           --             --              --
President, Jefferson-Pilot                1991    230,000       111,360           --             --              --
Communications Company

John D. Hopkins/Senior Vice President,    1993    188,558        56,567        41,300        15,000              --
General Counsel and Secretary of the
Corporation and Executive Vice
President, General Counsel and
Secretary of Jefferson-Pilot Life
Insurance Company(5)

Thomas Fee/Senior Vice President and      1993    246,154        52,709            --            --              --
Treasurer of the Corporation and          1992    238,846       110,400            --            --              --
Executive Vice President and Treasurer    1991    210,000        84,461            --            --              --
of Jefferson-Pilot Life Insurance
Company

- ---------------

(1) Of the amount shown in column (d) for Mr. Soles for 1991, $2,156,250 represents the fair market value at the time of award of 75,000 shares of Common Stock awarded on May 5, 1991, under the Corporation's Stock Option Plan as amended in 1990, which vested immediately upon award. Such number of shares has been adjusted to reflect a three-for-two stock split effected on April 15, 1992.
(2) Except as noted in column (e), the amount of other annual compensation paid to each of the individuals listed in this table during the years shown does not include perquisites and other personal benefits since such benefits totaled less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each of the named individuals. The amount shown in column (e) for Mr. Soles in 1993 represents additional term life insurance provided by the Corporation. The amounts shown in column (e) for Mr. Mlekush represent, in 1993, reimbursement of $20,580 for temporary rental expenses and $15,928 for mortgage origination fees incurred in connection with his relocation and, in 1992, a transition payment of $50,000 and a payment for bonus foregone from his previous employer of $75,000. The amount shown in column (e) for Mr. Hopkins in 1993 includes a relocation payment of $35,000. The amount shown in column (e) for Mr. Stonecipher in 1992 includes a transition payment of $150,000 and a payment of $70,640 for costs in connection with the sale of his former residence.
(3) During the years 1991-1993 none of the named individuals were granted any stock appreciation rights ("SARs"), none of them received any payments under a long term incentive plan and, except as described in Note (1) as to Mr. Soles, none of them received any restricted stock awards. As of December 31, 1993, none of the individuals listed in this table held any restricted stock.
(4) The amount shown in column (i) for Mr. Soles in 1992 represents $259,731 in retirement benefits paid as required pursuant to the 1987 Employment Contract and $21,175 for an automobile transferred to Mr. Soles upon his retirement.
(5) Mr. Stonecipher became President and Chief Executive Officer of the Corporation on March 1, 1993, and became President-Elect and Chief Executive Officer-Elect of the Corporation on September 8, 1992. Messrs. Hopkins and Mlekush first became employed by the Corporation in 1993.

The following table sets forth certain information with respect to grants of stock options pursuant to the Corporation's Stock Option Plan, as amended in 1990, during the fiscal year ended December 31, 1993, to the executive officers named in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted under the Plan during 1993.

                           OPTION GRANTS DURING 1993

                                                    PERCENT
                                                      OF
                                                     TOTAL
                                    NUMBER OF       OPTIONS
                                    SECURITIES      GRANTED                                    GRANT DATE
                                    UNDERLYING        TO                                      PRESENT VALUE
                                     OPTIONS       EMPLOYEES     EXERCISE     EXPIRATION     (BLACK-SCHOLES)
               NAME                 GRANTED(#)      IN 1993      PRICE($)        DATE            ($)(1)
               (A)                     (B)            (C)          (D)           (E)               (F)
- ----------------------------------  ----------     ---------     --------     ----------     ---------------
David A. Stonecipher                  25,000          26.3%        48.25         2/18/03         262,000
W. Roger Soles                            --            --            --              --              --
Kenneth C. Mlekush                    15,000          15.8%        48.25         2/18/03         157,000
C. Randolph Ferguson                      --            --            --              --              --
William E. Blackwell                      --            --            --              --              --
John D. Hopkins                       15,000          15.8%        56.00         4/19/03         195,000
Thomas Fee                                --            --            --              --              --

- ---------------

(1) The values shown in this table have been calculated through standard application of the Black-Scholes pricing model, using the following assumptions: options are exercised at the end of their ten-year term; interest rates are based on U.S. Treasury Strips available on the grant date and maturing at the end of the option term; volatility is based on the average daily closing market prices for December, 1989 through December, 1993; and the average annual dividend growth rate approximates 10%. The actual value an executive officer receives from a stock option is dependent on future market conditions, and there can be no assurance that the value ultimately realized by the executive will not be more or less than the amount reflected as "Grant Date Present Value." In addition, the value shown does not take into account the nontransferability of the options. The options are exercisable immediately upon grant.

The following table discloses for the named individuals information concerning the exercise of stock options and SARs during 1993 and the value of unexercised stock options as of December 31, 1993. None of these individuals held any SARs (either freestanding or in tandem with an option) as of December 31, 1993. The option information relates to the Common Stock, which is the Corporation's only class of stock outstanding.

                      AGGREGATED OPTION EXERCISES IN 1993
                      AND DECEMBER 31, 1993 OPTION VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SHARES                       OPTIONS AT 12-31-93 (#)           AT 12-31-93 ($)
                          ACQUIRED ON       VALUE       ---------------------------   ---------------------------
          NAME            EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          (A)                 (B)            (C)                    (D)                           (E)
- ------------------------  ------------   ------------   ---------------------------   ---------------------------
David A. Stonecipher             --              --        50,000             --        190,625             --
W. Roger Soles               16,161         525,310            --             --             --             --
Kenneth C. Mlekush               --              --        15,000             --             --             --
C. Randolph Ferguson          1,300          32,442         1,948             --         46,664             --
William E. Blackwell          2,500          64,888         8,750             --        209,607             --
John D. Hopkins                  --              --        15,000             --             --             --
Thomas Fee                    1,984          49,511            --             --             --             --

The dollar values listed in columns (c) and (e) represent the difference between the fair market value of the Common Stock and the exercise price of the options at exercise or December 31, 1993, respectively.

LONG-TERM INCENTIVE PLAN

                                                      PERFORMANCE      ESTIMATED FUTURE PAYOUTS
                                                        OR OTHER            UNDER NON-STOCK
                                                      PERIOD UNTIL         PRICE-BASED PLANS
                                  NUMBER OF SHARES,    MATURATION    -----------------------------
                                   UNITS OR OTHER          OR        THRESHOLD   TARGET    MAXIMUM
              NAME                  RIGHTS (#)(1)      PAYOUT (2)     ($)(3)     ($)(3)    ($)(3)
              (A)                        (B)               (C)          (D)        (E)       (F)
- --------------------------------  -----------------   ------------   ---------   -------   -------
David A. Stonecipher                        --          1993-1994     104,000    208,000   312,000
                                            --          1993-1995     156,000    312,000   468,000
W. Roger Soles(4)                           --                 --          --         --       --
Kenneth C. Mlekush                          --          1993-1994      33,800     67,600   101,400
                                            --          1993-1995      50,700    101,400   152,100
C. Randolph Ferguson                        --          1993-1994      25,000     50,000   75,000
                                            --          1993-1995      37,500     75,000   112,500
William E. Blackwell                        --          1993-1994      31,750     63,500   95,250
                                            --          1993-1995      47,625     95,250   142,875
John D. Hopkins(4)                          --                 --          --         --       --
Thomas Fee(4)                               --                 --          --         --       --

- ---------------

(1) The Corporation's Long-Term Incentive Compensation Plan (the "Long-Term Plan") does not provide for awards of shares, units or other rights representing the right to receive compensation thereunder. The Plan provides for payouts based on the compound growth rate ("CGR") in the Corporation's cumulative earnings per share during the two-and three-year periods specified. Payouts, if any, will be in a 50/50 ratio of cash and Common Stock, which will be valued at the fair market value on the date of award.
(2) All amounts in the table are based on each participant's current annual salary. Actual payments, if any, will be calculated as a percentage (which varies according to the participant and the level of CGR achieved) of each participant's salary during the last year in each of the periods specified.
(3) Payouts are contingent upon achieving specified levels of CGR. The target amount will be payable if the targeted CGR is achieved. The threshold amount will be payable if 50% of the targeted CGR is achieved. The maximum amount will be payable if 150% or more of the targeted CGR is achieved. No amounts will be payable under the Long-Term Plan if the CGR during the relevant period is less than 50% of the targeted CGR.
(4) Messrs. Soles, Hopkins and Fee are not participants in the Long-Term Plan.

RETIREMENT PLANS

                               PENSION PLAN TABLE

                                           YEARS OF SERVICE
  FINAL        -------------------------------------------------------------------------
 AVERAGE                                                                        35 YEARS
 EARNINGS      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     OR MORE
- ----------
$  200,000     $ 50,000     $ 75,000     $100,000     $100,000     $101,077     $103,647
$  400,000     $100,000     $150,000     $200,000     $200,000     $208,762     $214,086
$  600,000     $150,000     $225,000     $300,000     $300,000     $316,446     $324,524
$  800,000     $200,000     $300,000     $400,000     $400,000     $424,130     $434,963
$1,000,000     $250,000     $375,000     $500,000     $500,000     $531,815     $545,402
$1,200,000     $300,000     $450,000     $600,000     $600,000     $639,499     $655,841

The foregoing table illustrates straight life annuity annual benefits that would be payable upon normal retirement at age 65 on January 1, 1994 to participants in specified earnings and years of service classifications. Benefits shown are not subject to offset for amounts payable under Social Security, but are subject to reduction in the event of early retirement. The benefits shown include benefits under qualified plans and under a non-qualified supplemental benefit plan maintained by the Corporation's subsidiary companies. For purposes of the table, final average earnings are assumed to include a bonus payable for 1993 equal to 30% of the salary disclosed in column (c) of the Summary Compensation Table.

The compensation covered by the qualified plans consists of the salary disclosed in column (c) of the Summary Compensation Table. The credited years of service in the qualified plans for the named individuals are as follows: Mr. Stonecipher, none; Mr. Mlekush, none; Mr. Ferguson, 15 years; Mr. Blackwell, 32 years; and Mr. Hopkins, none. As of his retirement on March 1, 1993, Mr. Soles had 43 years of credited service. As of his retirement on December 1, 1993, Mr. Fee had 31 years of credited service.

The compensation covered by the non-qualified supplemental benefit plan consists of the amounts disclosed in column (c) and, for years after 1992, column (d) of the Summary Compensation Table. The credited years of service in the supplemental benefit plan for the named individuals are as follows: Mr. Stonecipher, 1 year; Mr. Mlekush, 1 year; Mr. Ferguson, 16 years; Mr. Blackwell, 36 years; and Mr. Hopkins, 1 year.

Messrs. Soles and Stonecipher are entitled to additional retirement benefits pursuant to the terms of their employment agreements with the Corporation, which are described below under "Employment Contracts."

COMPENSATION OF DIRECTORS

Directors who are not employees of the Corporation or one of its subsidiaries receive a retainer of $25,000 per year, plus a fee of $1,000 for each meeting of the Board of Directors of the Corporation attended and $500 for each meeting of a board of directors of one of its subsidiaries attended. Such directors who also serve on committees of the Board of Directors of the Corporation receive a fee of $1,000 for each committee meeting attended unless such meeting is held on the same day as a Board of Directors meeting, in which event such directors are paid a fee of $500 for each committee meeting attended. Any such director who serves as a committee chairman receives an additional retainer of $3,000 per year. The Chairman of the Board of Directors of the Corporation receives an additional retainer of $50,000 per year. Messrs. McColl and Payne each received a non-employee director stock grant of 2,250 shares of the Corporation's Common Stock during 1993. The Corporation has since discontinued the practice of making such one-time awards to non-employee directors.

EMPLOYMENT CONTRACTS

A long-term employment contract entered into on February 9, 1987, among the Corporation, one of the Corporation's subsidiaries and W. Roger Soles (the "1987 Employment Contract"), who retired as Chairman and President of the Corporation on March 1, 1993, provided for employment of Mr. Soles to December 31, 1992 at a minimum annual salary of $1,035,760, of which $30,000 annually was deferred. Mr. Soles' employment continued until March 1, 1993 on the same terms as provided in the 1987 Employment Contract. Pursuant to the 1987 Employment Contract, the accumulated deferrals, which currently bear interest at 5% per annum, are being paid to Mr. Soles in 100 monthly installments, which are currently in the amount of $8,602.13 each. The amount of salary deferred during 1993 for Mr. Soles is included in column (c) of the Summary Compensation Table. The 1987 Employment Contract also provides that Mr. Soles receive a monthly retirement benefit of $44,295.09 for life, with 180 monthly installments guaranteed. The portion of this monthly payment which is in excess of the amounts payable under the Corporation's benefit plans is included in column (i) of the Summary Compensation Table.

On March 1, 1993, David A. Stonecipher became the President and Chief Executive Officer of the Corporation and Jefferson-Pilot Life Insurance Company pursuant to an employment agreement dated August 11, 1992, which expires on December 31, 1997. Mr. Stonecipher's base salary is $750,000 per year, subject to review and increase by the Board of Directors as appropriate. An annual bonus of up to 50% of base salary may be earned, determined in accordance with a formula based on growth in the Corporation's EPS over the prior year. A bonus of 30% of base salary was guaranteed for 1993. Pursuant to the agreement, Mr. Stonecipher has been granted options to purchase at the market price on the date of grant 75,000 shares of Common Stock under the Corporation's Stock Option Plan. Mr. Stonecipher, currently age 52, is entitled to an annual retirement benefit at age 65 equal to 67% (reduced in the case of termination of service before age
65) of the average annual base salary and annual bonus payments over the last 60 months of employment, reduced by other retirement benefits received by Mr. Stonecipher from his former employer or under retirement plans of the Corporation, including the pension plans described above.

On January 1, 1993, Kenneth C. Mlekush became Senior Vice President of the Corporation and Executive Vice President - Individual of Jefferson-Pilot Life Insurance Company pursuant to an employment agreement expiring on December 31, 1995. Mr. Mlekush's base salary is $325,000 per year, subject to review and increase by the Board of Directors as appropriate. An annual bonus of up to 48% of base salary may be earned, determined in accordance with a formula based on growth in the Corporation's EPS, earnings from individual insurance policies and annualized individual insurance premium sales over those of the prior year. A bonus of 30% of base salary was guaranteed for 1993. Pursuant to the agreement, Mr. Mlekush has been granted options to purchase at the market price on the date of grant 25,000 shares of Common Stock under the Corporation's Stock Option Plan and will be granted options to purchase at least an additional 10,000 shares in 1995.

On April 19, 1993, John D. Hopkins became Senior Vice President and General Counsel of the Corporation and Executive Vice President and General Counsel of Jefferson-Pilot Life Insurance Company pursuant to an employment agreement expiring on December 31, 1995. Mr. Hopkins' base salary is $265,000 per year, subject to review and increase by the Board of Directors as appropriate. An annual bonus of up to 48% of base salary may be earned, determined in accordance with a formula based on growth in the Corporation's earnings over the prior year. A bonus of 30% of base salary was guaranteed for 1993. Pursuant to the agreement, Mr. Hopkins has been granted options to purchase at the market price on the date of grant 22,500 shares of Common Stock under the Corporation's Stock Option Plan and will be granted options to purchase at least an additional 7,500 shares in 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Charles W. McCoy, E. S. Melvin, Robert H. Spilman and Charles E. Hayworth, a former director of the Corporation, served as members of the Compensation Committee of the Board of Directors during all of 1993. In addition, Hugh L. McColl, Jr. joined the Compensation Committee on February 8, 1993, and served as a member during the remainder of 1993. C. D. Spangler, a former director of the Corporation, served as a member of the Compensation Committee until February 3, 1993. None of such persons was an officer or employee of the Corporation or any of its subsidiaries.

Jefferson-Pilot Life Insurance Company ("Life Company"), a subsidiary of the Corporation, leases office space in Greensboro, North Carolina to NationsBank of North Carolina, N.A. ("Bank"), a subsidiary of NationsBank Corporation, of which Hugh L. McColl, Jr., a director of the Corporation and member of the Compensation Committee of the Board of Directors of the Corporation, is Chairman of the Board and Chief Executive Officer (in addition to serving as Chief Executive Officer of the Bank). The annual rent paid for the space, which is approximately 50,000 square feet, in 1993 was $617,000. The space was leased to the Bank in 1975 at rentals which at the time the lease agreement was negotiated were no more or less favorable, in the opinion of management of the Life Company, than those which an unaffiliated company would be required to pay for similar space.

The Life Company has for many years provided group life insurance to the employees of NationsBank Corporation and its subsidiaries and administered NationsBank Corporation's self-insured medical plan for employees of NationsBank Corporation and its subsidiaries. During 1993, the Life Company received from NationsBank Corporation an aggregate of approximately $10,820,000 in group life insurance premiums (including employee-paid premiums) and administrative fees for servicing the said medical plan. The premiums and fees charged NationsBank Corporation were negotiated in an arms' length transaction. As a result, management believes that those premiums and fees are no more or less favorable than those which an unaffiliated company of comparable size would be charged for similar insurance and services.

PERFORMANCE GRAPH

The following graph compares the annual percentage change in Jefferson-Pilot's cumulative total shareholder return on its Common Stock (as measured by dividing
(i) the sum of (A) the cumulative amount of dividends for the period January 1, 1989 to December 31, 1993, assuming dividend reinvestment, and (B) the difference between the stock's share price at December 31, 1993 and January 1, 1989, by (ii) the share price at January 1, 1989) with the Standard & Poor's 500 Stock Index and with certain other similarly diversified life insurance companies, which are listed below (the "Similarly Diversified Companies"). The January 1, 1989 prices have been adjusted to reflect a three-for-two stock split effected April 15, 1992.

                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN(1)
AMONG JEFFERSON-PILOT CORPORATION, S&P 500 INDEX, AND SIMILARLY DIVERSIFIED COMPANIES(2)

                                                       Custom
                                                      Composite
   Measurement Period      Jefferson-                 Index (10
  (Fiscal Year Covered)       Pilot       S&P 500      Stocks)
Dec. '88                     $100          $100         $100
Dec. '89                      146           132          139
Dec. '90                      132           128          118
Dec. '91                      209           166          172
Dec. '92                      276           179          233
Dec. '93                      277           197          242

ASSUMES $100 INVESTED ON DECEMBER 31, 1988 IN JEFFERSON-PILOT CORPORATION COMMON STOCK, S&P 500 INDEX AND SIMILARLY DIVERSIFIED COMPANIES.
(1) TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.
(2) SIMILARLY DIVERSIFIED COMPANIES INCLUDE: AMERICAN GENERAL CORPORATION, AMERICAN NATIONAL INSURANCE COMPANY, CAPITAL HOLDING CORPORATION, THE LIBERTY CORPORATION, LINCOLN NATIONAL CORPORATION, THE NWNL COMPANIES, INC., PROTECTIVE LIFE CORPORATION, PROVIDENT LIFE & ACCIDENT INSURANCE COMPANY OF AMERICA (CLASS B COMMON), TORCHMARK CORPORATION, AND USLIFE CORPORATION. EACH SUCH COMPANY IS WEIGHTED ACCORDING TO ITS RESPECTIVE STOCK MARKET CAPITALIZATION AT THE BEGINNING OF THE PERIOD FOR WHICH A RETURN IS INDICATED.

PRINCIPAL SHAREHOLDERS

The following table shows ownership of the Corporation's only class of stock -- Common Stock, par value $1.25 per share -- by all persons known to the Corporation to own beneficially five percent or more of such stock as of March 7, 1994. None of the shares shown are shares with respect to which such persons have the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

                                                                             AMOUNT AND
                                                                             NATURE OF
                            NAME AND ADDRESS                                 BENEFICIAL     PERCENT
                           OF BENEFICIAL OWNER                               OWNERSHIP      OF CLASS
- ----------------------------------------------------------------------------------------------------
Delcor, Inc.                                                                 3,095,400 *      6.34%
1105 North Market Street
Wilmington, DE 19899

Golden Eagle Industries, Inc.                                                3,095,400 *      6.34%
1110 East Morehead Street
Charlotte, NC 28204

C. D. Spangler, Jr.                                                          3,096,150 *      6.34%
910 Raleigh Road
Chapel Hill, NC 27515

W. D. Cornwell, Jr.                                                          3,099,900 *      6.35%
1110 East Morehead Street
Charlotte, NC 28204

- ---------------

* 3,095,400 of these shares are included in the number of shares shown as being owned by the other persons named in this table.

Delcor, Inc. ("Delcor"), Golden Eagle Industries, Inc. ("Golden Eagle"), C. D. Spangler, Jr. and W. D. Cornwell, Jr. have furnished the Corporation with an SEC
Schedule 13D dated December 21, 1992 and an amendment thereto dated January 18, 1993, indicating that Delcor, a wholly-owned subsidiary of Golden Eagle, is the record owner of 3,095,400 of the shares of Common Stock shown in the foregoing table, that Messrs. Spangler and Cornwell may be deemed to control Golden Eagle and Delcor, and that Messrs. Spangler and Cornwell may thus be considered to have beneficial ownership of the shares of Common Stock beneficially owned by Delcor. Mr. Cornwell, who is a director, President and Treasurer of Delcor and Golden Eagle, is the record owner of 2,500 shares of Common Stock; in addition, 2,000 shares of Common Stock are held under arrangements under which Mr. Cornwell might be deemed a beneficial owner of such shares. Mr. Spangler, who is the record owner of 750 shares of Common Stock, is a director of Golden Eagle. None of the shares of Common Stock are owned of record by Golden Eagle.

PROPOSAL II -- APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION AND BY-LAWS

The Board of Directors has unanimously recommended that the shareholders approve a proposal to amend the Articles of Incorporation and By-laws of the Corporation to reduce the required size of the Board of Directors from its currently required size of 20 to a maximum of 15 and a minimum of 11, with the exact number of directors to be established from time to time by the Board of Directors. The proposal is in accordance with the "Statement of Principles of Jefferson-Pilot With Respect to Certain Corporate Governance Matters," which was ratified at the 1993 Annual Meeting of Shareholders by the affirmative vote of 94% of votes cast at the 1993 Annual Meeting. The exact number of directors to be initially established by the Board of Directors is 15.

The Board of Directors believes that a reduction of the size of the Board is in the best interests of the Corporation and its shareholders. The Board of Directors believes that a smaller Board will facilitate communications among the directors and increase the efficiency of the Board of Directors. The Board of Directors also believes that the reduction in size can be accomplished without sacrificing diversity of experience and points of view. In addition, if the nominees of the Board of Directors for election as directors at the Meeting are elected, the resulting Board will have a higher percentage of non-employee directors and a lower average age than the predecessor Board. The proposal to authorize the Board of Directors to vary its size from a minimum of 11 to a maximum of 15 directors will also afford the Board additional flexibility to adjust the size of its membership as appropriate in the circumstances in the future.

The proposed amendments to Section 1 of Article IX of the Articles of Incorporation and Section 1 of Article II of the Bylaws of the Corporation also provide that the business and affairs of the Corporation be managed "under the direction of" the Board of Directors. Such sections, as currently in effect, provide that the affairs of the Corporation be managed "by" the Board of Directors. The proposed change from management "by" the Board of Directors to management "under the direction of" the Board of Directors reflects a corresponding revision to the applicable provisions of the North Carolina Business Corporation Act, which became effective on July 1, 1990. The Official Comment to the Act states that in the case of a publicly-held corporation, it is appropriate to provide that the corporation's business and affairs be managed "under the direction of" the board of directors because the board's role consists principally of the formulation of major management policy rather than direct involvement in day-to-day management.

FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION AND BY-LAWS BY EXECUTING THE ENCLOSED PROXY CARD.

The full text of Section 1 of Article IX of the Articles of Incorporation of the Corporation and Section 1 of Article II of the By-laws of the Corporation, as currently in effect and as proposed to be amended, is set forth in Exhibit A to this Proxy Statement. The preceding description of the proposed amendments to the Articles of Incorporation and By-laws of the Corporation is qualified in its entirety by reference to Exhibit A.

Pursuant to the Articles of Incorporation and By-laws of the Corporation, approval of the proposed amendments requires the affirmative vote of holders of 80% or more of the outstanding shares of Common Stock. Each abstention and broker non-vote will have the same effect as a vote "against" this proposal. A broker voting stock held in street name may vote on this proposal without obtaining specific instructions from the beneficial owner of the stock. Votes will be counted by the Inspectors of Election at the Meeting.

As described above, the Board of Directors has nominated for election as Class II directors a total of five individuals, which is the number of directorships that will exist in each class of directors if the proposal to reduce the size of the Board of Directors is approved by the required vote of shareholders. Class II presently consists of seven directorships, one of which is vacant. In addition, three other directorships (one in Class I and two in Class III) are currently vacant. Proxies cannot be voted for a greater number of persons than the number of nominees named herein. In the event that the proposal to reduce the size of the Board of Directors is not approved by the required vote of shareholders, the Board of Directors presently intends not to fill the vacancies existing on the Board of Directors after the Meeting (although it reserves the right to do so as it deems appropriate if the proposal is not approved) and presently intends to submit the proposal to the shareholders again at or before the 1995 Annual Meeting of Shareholders.

SHAREHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING

Any shareholder who intends to present a proposal for possible action at the Corporation's 1995 Annual Meeting of Shareholders, tentatively scheduled for May 1, 1995, must submit such proposal to the Corporation at 100 North Greene Street, Greensboro, North Carolina, on or before November [ ], 1994 in order for such proposal to be considered for inclusion in the Corporation's proxy and proxy statement relating to that meeting.

The Corporation's Articles of Incorporation and By-Laws provide that any shareholder entitled to vote at the 1995 Annual Meeting may nominate at that meeting one or more persons for election as directors only if written notice of such shareholder's intent to make such nomination or nominations has been given to the Secretary of the Corporation at 100 North Greene Street, Greensboro, North Carolina 27401, not later than 90 days in advance of such meeting.

INFORMATION RELATING TO THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS

Upon recommendation of the Audit Committee, the Board of Directors has selected McGladrey & Pullen as the Corporation's independent public accountants for the fiscal year ending December 31, 1994. A representative of McGladrey & Pullen is expected to be present at the Meeting, at which time such representative will have an opportunity to make a statement if he or she desires and to answer questions from shareholders.

MISCELLANEOUS

EXPENSES AND METHODS OF SOLICITATION

All the expenses of soliciting proxies from shareholders will be borne by the Corporation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock, and such persons will be reimbursed for their expenses. The Corporation has arranged for Georgeson to perform various proxy advisory and solicitation services for the Corporation, and Georgeson shall be paid a fee therefor of $10,000, plus out-of-pocket expenses. It is anticipated that up to 20 officers and other regular employees of the Corporation and its subsidiaries (who will not receive additional compensation for doing so) may solicit proxies by mail, telephone, telecopy or telegram or in person. The Corporation may also request its directors and nominees as directors (who will not receive compensation for doing so) to solicit proxies by mail, telephone, telecopy or telegram or in person.

CORPORATE GOVERNANCE MATTERS

Since their adoption by the Board of Directors on April 3, 1993, the Corporation has complied in all material respects with the "Statement of Principles of Jefferson-Pilot Corporation With Respect to Certain Corporate Governance Matters" (the "Principles"), which were ratified at the 1993 Annual Meeting of Shareholders by the affirmative vote of 94% of votes cast at the 1993 Annual Meeting. The Principles have not been modified, amended or waived in any respect since their adoption. The proposal to reduce the size of the Corporation's Board of Directors is being brought to shareholders at the 1994 Annual Meeting of Shareholders in compliance with the Principles, which require such a proposal to be submitted to shareholders at or before the 1995 Annual Meeting of Shareholders. A copy of the Principles is available upon request to the Secretary of the Corporation at 100 North Greene Street, Greensboro, North Carolina 27401, and will be available for review by shareholders at the Meeting.

OTHER MATTERS

The Board of Directors is not aware of any matter which may be presented for action at the Meeting other than the matters set forth herein, but should any other matter requiring a vote of the shareholders arise, it is intended that the proxy in the accompanying form will be voted in respect thereof, in accordance with the best judgment of the person or persons voting the proxy, in the interest of the Corporation, discretionary authority to do so being included in the proxy.

Whether or not you plan to attend the Meeting, please promptly sign, date and return the enclosed proxy card, which will be returned to you at the Meeting if you are present and so request.

By Order of the Board of Directors

/s/ JOHN D. HOPKINS
- ---------------------
    John D. Hopkins
    Senior Vice President,
    General Counsel and Secretary

March   , 1994

                                                                       EXHIBIT A

The full text of Section 1 of Article IX of the Articles of Incorporation of the Corporation and Section 1 of Article II of the By-laws of the Corporation, as currently in effect, is set forth below:

     "The affairs of the Corporation shall be managed by a Board of Directors to consist of twenty in number."

The full text of Section 1 of Article IX of the Articles of Incorporation of the Corporation and Section 1 of Article II of the By-laws of the Corporation, as proposed to be amended, is set forth below:

     "The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of no less than eleven and no more than fifteen directors, with the exact number of directors to be established from time to time by the Board of Directors."

PROXY                                               JEFFERSON-PILOT CORPORATION                                        [LOGO]

   Please date and sign on reverse side and return in the enclosed postage-paid envelope.

   The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated March  , 1994, hereby constitute(s) and appoint(s) David A. Stonecipher, William E. Blackwell and Charles W. McCoy, attorneys and proxies of the undersigned, with full power of substitution and revocation to each, and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of stock of Jefferson-Pilot Corporation the undersigned is entitled to vote at the Annual Meeting of the Shareholders of Jefferson-Pilot Corporation to be held at the home office of the Corporation,
100 North Greene Street, Greensboro, North Carolina, at 10:00 o'clock A.M., Eastern Daylight Time, on Monday, May 2, 1994, and at
any adjournment thereof, upon the matters referred to in the Notice of and Proxy Statement for said meeting as stated below and on the reverse side.  The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. A majority of said attorneys and proxies present and acting at said Annual Meeting
(or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

   THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. UNLESS OTHERWISE SPECIFIED BELOW OR ON THE
REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES OF THE BOARD OF DIRECTORS LISTED BELOW AND FOR THE PROPOSAL TO AMEND THE
ARTICLES OF INCORPORATION AND BY-LAWS OF THE CORPORATION REFERRED TO BELOW. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO
ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW AND "FOR" THE PROPOSAL TO AMEND THE
ARTICLES OF INCORPORATION AND BY-LAWS OF THE CORPORATION REFERRED TO BELOW.

 I. ELECTION OF FIVE PERSONS AS CLASS II DIRECTORS (to serve until the Annual Meeting of 1997):
    The nominees are Edwin B. Borden, William H. Cunningham, E.S. Melvin, Donald S. Russell, Jr. and David A. Stonecipher.
    / / FOR all listed Class II nominees   / / FOR all listed Class II nominees except those whose name(s) I have written below
                                     / / WITHHOLD AUTHORITY to vote for all Class II nominees
                                         (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

 II. ELECTION OF ONE PERSON AS A CLASS I DIRECTOR (to serve until the Annual Meeting of Shareholders in 1996): The nominee is
     Robert H. Spilman.
     / / FOR the listed Class I nominee                                            / / WITHHOLD AUTHORITY for Class I nominee

III. ELECTION OF ONE PERSON AS A CLASS III DIRECTOR (to serve until the Annual Meeting of Shareholders in 1995):
     The nominee is A. Linwood Holton, Jr.
     / / FOR the listed Class III nominee                                        / / WITHHOLD AUTHORITY for Class III nominee

IV. APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION AND BY-LAWS OF THE CORPORATION PROVIDING THAT THE BUSINESS AND AFFAIRS OF
    THE CORPORATION ARE TO BE MANAGED UNDER THE DIRECTION OF A BOARD OF DIRECTORS CONSISTING OF NO LESS THAN ELEVEN AND NO MORE
    THAN FIFTEEN DIRECTORS, WITH THE EXACT NUMBER OF DIRECTORS TO BE ESTABLISHED FROM TIME TO TIME BY THE BOARD OF DIRECTORS.
    / / FOR the proposed amendments                                         / / WITHHOLD AUTHORITY for the proposed amendments

                                                                                 Date: ___________________________________, 1994.
                                                                                       PLEASE SIGN HERE AND RETURN PROMPTLY


                                                                                 ________________________________________________

                                                                                 ________________________________________________
                                                                                 IMPORTANT: Whether or not you expect to attend the
                                                                                 meeting in person, please date, sign and return
                                                                                 this proxy. When signing as attorney-in-fact,
                                                                                 executor, administrator, guardian, trustee,
                                                                                 custodian, etc., please give your full title as
                                                                                 such. If stock is owned jointly, all parties
                                                                                 should sign.

                                                                                                                           [LOGO]
